CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Annual Report" in the Statement of Additional Information, both included in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No. 2-80859) of Touchstone Strategic Trust and to the use of our report dated May 17, 2002, incorporated therein.

                              /s/ Ernst & Young LLP

Cincinnati, Ohio
July 26, 2002